                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date earliest event reported)   August 16, 2000
                                                         ---------------


                             MTR GAMING GROUP, INC.
             -----------------------------------------------------
             (exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-20508                                     84-1103135
    ------------------------               ------------------------------------
    (Commission File Number)               (IRS Employer Identification Number)


                   STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
                   -------------------------------------------
                     (Address of principal executive offices)


                                    26034
                               ---------------
                                  (Zip Code)


    Registrant's Telephone Number, Including Area Code:  (304) 387-5712
                                                         --------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS.

         On August 16, 2000, MTR Gaming Group, Inc. and its wholly-owned subsidiaries, Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., and Speakeasy Gaming of Reno, Inc. (collectively, the "Company"), entered into an amended and restated five-year senior secured revolving credit facility in the principal amount of $60 million (the "Wells Fargo Loan") with Wells Fargo Bank, National Association ("Wells Fargo"). The amended and restated credit facility increases the amount of available borrowings from $38.5 million to $60 million. The Company will use the increased borrowings primarily to continue the expansion of the Mountaineer Racetrack and Gaming Resort in Chester, West Virginia.


SUMMARY OF THE WELLS FARGO LOAN

         Some of the more important terms of the Wells Fargo Loan and the credit agreement evidencing such loan (the "Credit Agreement") are as follows:

                      a. The loan is a five-year revolving commitment with no required amortization of principal, except in certain circumstances.

                      b. The Company may elect to borrow at the London Interbank Offered Rate (LIBOR) plus a margin ranging from 1.5% to 2.5% ("LIBOR Loans"). Alternatively, the Company may elect to borrow either at the Prime Rate or Federal Funds Rate, plus a margin ranging from 0.25% to 1.25% ("Base Rate Loans"). The applicable margin added to the London Interbank Offered Rate, Prime Rate, or Federal Funds Rate will depend upon the Company's Leverage Ratio (as defined in the Credit Agreement). Presently, the applicable margin is 2% over LIBOR and 0.75% over the Prime Rate or Federal Funds Rate.

                      c. LIBOR Loans (which, depending upon the election made by the Company, will have a term of one, two, three or six months) will have substantial prepayment penalties; Base Rate loans will have no prepayment penalty.

                      d. The Company shall pay a quarterly commitment fee on its unused borrowing capacity.

                      e. The Credit Agreement contains a number of affirmative and negative covenants which, among other things, require the Company to maintain certain financial ratios and refrain from certain actions without Wells Fargo's concurrence. Customary events of default provisions are also included.

                      f. Substantially all of the Company's assets, including all of the capital stock of Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Reno, Inc., are pledged as security for repayment of the Wells Fargo Loan.


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                      g.   The applicable margin to be added to the
                           above-mentioned benchmark interest rates will generally be determined quarterly based upon the Company's Leverage Ratio in accordance with the following table:




=========================================================================================
                                                                               LIBO
                                                              BASE RATE        RATE
                  LEVERAGE RATIO                               MARGIN         MARGIN
-----------------------------------------------------------------------------------------


Greater than or equal to 2.00 to 1.00                           1.25%          2.50%
-----------------------------------------------------------------------------------------

Greater than or equal to 1.50 to 1.0 but less than 2.00         1.00%          2.25%
to 1.00
-----------------------------------------------------------------------------------------

Greater than or equal to 1.00 to 1.0 but less than 1.50         0.75%          2.00%
to 1.00
-----------------------------------------------------------------------------------------

Less than 1.00 to 1.00                                          0.25%          1.50%
=========================================================================================



                      h. The Credit Agreement requires the Company to maintain at least $8 million in key man life insurance on Edson R. Arneault throughout the term of the loan and to prepay $4 million of the outstanding principal in the event of Mr. Arneault's death.

                      i. The Credit Agreement also requires the Company to spend a minimum of 2% and a maximum of 6% of gross revenues on maintenance of the Company's properties.

                      j. The Credit Agreement permits the Company to incur up to $13 million of additional senior indebtedness for the purchase or lease of gaming equipment.

                      k. The financing also involved the payment of customary fees and charges to the banks and the Company's financial advisor.

         The foregoing summary of the Wells Fargo Loan is qualified in its entirety by the terms of the Credit Agreement, which is filed under Item 7 below.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following are filed as exhibits to this report:




                      EXHIBIT NO.            DESCRIPTION
                      -----------            -----------


                        10.1                 Credit Agreement

                        99.1                 Press Release



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         MTR GAMING GROUP, INC.

                                         By:     /s/ EDSON R. ARNEAULT
                                             ----------------------------
                                             Edson R. Arneault, President


Date: August 17, 2000


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